UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2015 (May 11, 2015)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1440 E. Missouri Ave., Suite 160, Phoenix, AZ 85014

(Address of principal executive offices, including zip code)

(602) 264-1375

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

THE PERUVIAN BRANCH OF SOUTHERN COPPER CORPORATION REPORTS ON CURRENT EVENTS IN THE PROVINCE OF ISLAY

LIMA, May 12, 2015, the Peruvian Branch of Southern Copper Corporation (“SCC” or the “Company”) publicly announced on May 11, 2015, that it rejected the allegations by a TV station alleging that significant sums of money were offered to the leaders of the protest to end the current disturbances in the Province of Islay where the Tia Maria Project is located.  The Branch clarified that the alleged offer was made by a third party with no authority to represent the Branch.  The Branch also denied taking part in any illegal activity or improper conduct, and affirmed that it abides by the Code of Conduct of the Mining, Petroleum and Energy Association as well as its own Code of Business Conduct and Ethics that requires all employees, officers and directors to act with the highest standards of honesty, fairness, and integrity in all their corporate activities, communications, dealings, activities, relationships and to obey the laws, rules and regulations that govern the states and countries where SCC operates.

The Branch obtained the final approval of the environmental impact assessment of the Tia Maria project on August 1, 2014 and is awaiting authorization to move forward with the construction phase.   The Company has indicated that it continues to support the efforts of the Government of Peru to bring a peaceful resolution of the disturbances in the Province of Islay.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Hans A. Flury
Name:	Hans A. Flury
Title:	Secretary

Date: May 12, 2015